UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 7, 2012

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 7.01   Regulation FD Disclosure.

On May 7, 2012, Thompson Creek Metals Company Inc. (the “Company”) issued a press release (the “Press Release”) announcing its intention to offer, subject to market and other conditions, $200,000,000 of its Senior Notes due 2019 (“Senior Notes”), and 8,000,000 of its Tangible Equity Units (“tMEDS”) each with a stated amount of $25.  The Company intends to use the proceeds from the offerings, together with cash from operations and funds from prior financing arrangements, to complete construction of its Mt. Milligan copper-gold mine and for working capital purposes.  Furnished hereto as Exhibit 99.1 to this Current Report is a copy of the Press Release.

Copies of the preliminary prospectus supplements and the accompanying prospectus relating to the applicable securities may be obtained from J.P. Morgan Securities LLC at 1-212-834-4533 or by mail to Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Post-Sale Fulfillment; Deutsche Bank Securities Inc. at 1-800-503-4611 or by emailing to prospectusrequest@list.db.com or by mail to Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311; and RBC Capital Markets, LLC, as to the Senior Notes, at 1-877-280-1299 or by emailing to CM-USA-PROSPECTUS@rbc.com or by mail to RBC Capital Markets, LLC, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281 and, as to the tMEDS, in Canada by mail to RBC Capital Markets, Attention: Distribution Centre, 277 Front St. W., 5th Floor, Toronto, Ontario M5V 2X4 or by fax to 1-416-313-6066, or in the United States by mail to RBC Capital Markets, LLC, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281 or by fax to 1-212-428-6260.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Thompson Creek Press Release dated May 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: May 7, 2012	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Thompson Creek Press Release dated May 7, 2012